Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor/Media Contact: Stephen Anderson 336-436-5076
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP ANNOUNCES ACQUISITION OF BODE TECHNOLOGY
Acquisition expands LabCorp’s forensic DNA testing and relationship analysis capabilities
BURLINGTON, NC, December 5, 2014 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced the completion of its acquisition of Bode Technology Group, Inc., (Bode Technology) from SolutionPoint International, Inc.
As a wholly-owned subsidiary of LabCorp, Bode Technology and its division Chromosomal Labs will continue to provide specialized forensic DNA analysis, proprietary DNA collection products, and relationship testing to an international market in combination with LabCorp’s US- and UK-based DNA Identity and Cellmark Forensics businesses, part of LabCorp’s Specialty Testing Group.
“We are very pleased that Bode Technology is joining the LabCorp family,” said David P. King, LabCorp’s Chairman and Chief Executive Officer. “Bode Technology’s capabilities strengthen our range of forensics and DNA identification testing services, furthering the Fourth Pillar of our strategy by continuing our leadership in scientific innovation. In addition to Bode Technology’s strategic fit, the transaction meets LabCorp’s financial criteria of being accretive to earnings in year one and earning our cost of capital by year three.”
Under the new combined businesses, Cellmark Forensics and Bode Technology will provide DNA testing services to federal and state governments, law enforcement agencies, crime laboratories, disaster management organizations, and various consumer markets throughout the United States and around the world.
About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $5.8 billion in 2013, over 34,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics. LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group: The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc, The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, Dianon Pathology, Monogram Biosciences, Inc, Colorado Coagulation, Cellmark Forensics, MedTox, and Endocrine Sciences. LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our website at: www.labcorp.com.
This press release contains forward-looking statements including with respect to estimated 2014 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2013, including under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.